Exhibit 10.2

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made the 30th day of November, 2018 between Sentry KPG III, L.P., a Pennsylvania limited partnership (“Landlord”) and Achillion Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

BACKGROUND RECITALS

A.    Landlord and Tenant entered into a Lease Agreement dated as of July 20, 2018 (the “Lease”), covering 2,901 rentable square feet (sometimes referred to for purposes hereof as the “Existing Premises”), known as Suite 404, on the fourth (4th) floor of the building currently known as VEVA 14 (“Building”) at 1777 Sentry Parkway West, Blue Bell, PA 19422; and

B.    Pursuant to the Lease, the Expiration Date of the Term of the Lease has been determined to be July 31, 2020; and

C.    Tenant desires to relocate from the Existing Premises to, and lease from Landlord, the approximately 12,298 rentable square feet of space located on the second (2nd) floor of the Building and depicted on Exhibit “A”, attached hereto (the “Relocation Space”), currently designated as Suite 200, for the term, the rents, and on the terms and subject to the conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, intending to be legally bound, Landlord and Tenant agree as follows:

1.    The above recitals are incorporated herein by reference.

2.    All capitalized and non-capitalized terms used in this Amendment which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.    The “Relocation Space Commencement Date” shall be five (5) business days after the date the Work to be provided by Landlord is Substantially Complete, as described in the Work Letter in Exhibit “B”, attached to and made part of this Amendment, and the Relocation Space is delivered to Tenant, estimated to be January 1, 2019, subject to adjustment as provided in Exhibit “B” of this Amendment, or the date Tenant first occupies all or any material part of the Relocation Space (in excess of Tenant’s early entry on the terms of Paragraph B-4(d) of Exhibit “B”) for purposes of conducting business operations therein, if earlier.

4.    The Term of the Lease applicable to the Relocation Space shall commence on the Relocation Space Commencement Date and shall end at 11:59 p.m. on November 30, 2022. All references to the “Term” shall mean the Term as extended hereby and applicable to the Relocation Space. All references to the “Expiration Date” shall mean the last day of the Term applicable to the Relocation Space.

5.    From and after the Relocation Space Commencement Date, Landlord demises and leases the Relocation Space unto Tenant, and Tenant leases and takes the same from Landlord, in “AS IS” condition except for the Work described in Exhibit “B” of this Amendment, for the Term as extended hereby, the rents and upon the terms and conditions hereinafter set forth. If Landlord is delayed in delivering possession of all or any portion of the Relocation Space to Tenant as of the estimated

Relocation Space Commencement Date set forth above, Tenant will take possession on the date Landlord delivers possession, which date will then become the Relocation Space Commencement Date (and the Expiration Date will continue to be November 30, 2022). Landlord shall not, however, be liable for any loss, liability, cost, damage or expense of any kind or type (including without limitation attorneys’ fees) resulting from Landlord’s delay or failure to deliver possession of the Relocation Space on or before the estimated date by reason of any holding over or wrongful retention of possession by any current or previous Tenants or occupants of the same or of other space within the Building, or due to any other cause beyond the reasonable control of Landlord, nor shall such failure impair the validity of the Lease or this Amendment. Landlord may prepare and deliver to Tenant a certificate in order to memorialize the Relocation Space Commencement Date, Expiration Date and other matters relating to this Amendment and the Lease. Tenant shall execute and return such certificate within ten (10) days after submission.

6.    Through the last day immediately prior to the Relocation Space Commencement Date, Tenant shall continue to pay Base Rent, Additional Rent, electricity costs and all other sums and charges due with respect to the Existing Premises to Landlord, in accordance with the Lease as it exists before this Amendment. From and after the Relocation Space Commencement Date:

a.     Landlord shall lease to Tenant and Tenant shall hire from Landlord the Relocation Space.

b.     The area of the Premises shall be 12,298 rentable square feet of space.

c.     The term “Premises” shall mean the Relocation Space. All terms and agreements contained in the Lease shall apply to the Relocation Space demised herein with the same force and effect as if the same had been set forth in full herein except as otherwise expressly provided in this Amendment.

d.     Tenant shall pay Landlord Base Rent applicable to the Relocation Space, in the manner provided by the terms of the Lease, as follows:

Period of Term From	To	Annual Base Rent	Monthly Base Rent	Base Rent Per RSF
Relocation Space Commencement Date	Month 12	$295,152.00	$24,596.00	$24.00
Month 13	Month 24	$301,301.00	$25,108.42	$24.50
Month 25	Month 36	$307,450.00	$25,620.83	$25.00
Month 37	November 30, 2022	$313,599.00	$26,133.25	$25.50

If the Relocation Space Commencement Date is not the first day of a month, the monthly installment of Base Rent for such partial month will be prorated on the basis of the number of days included in such partial month.

e.    The Base Year applicable to the Relocation Space shall continue to mean the full calendar year 2019.

f.     Tenant’s Share applicable to the Relocation Space shall be 5.47%.

g.    Tenant shall pay to Landlord, without demand, deduction or offset, the sum of (i) Tenant’s Share of Operating Expenses for each year in excess of Operating Expenses for the Base Year, as Excess Operating Expenses, plus (ii) Tenant’s Share of Property Taxes for each year in excess of Property Taxes for the Base Year, as Excess Property Taxes, prorated to reflect any partial year included in the Term, in monthly installments (each in the amount equal to one-twelfth of Excess Operating Expenses and Excess Property Taxes as estimated by Landlord), on the first day of the month, in accordance with the applicable terms of the Lease, as modified by this Amendment to reflect the Relocation Space.

h.    Tenant shall continue to pay Landlord all costs and charges for electricity, water, sewer, gas and other utilities in accordance with Section 28 (Utilities) of the Lease, as modified by this Amendment to reflect the Relocation Space.

7.    Not later than 11:59 p.m. on the day that is five (5) business days after the Relocation Space Commencement Date, Tenant shall vacate and deliver possession of the Existing Premises to Landlord. There shall be no “surrender fee” or similar charge to Tenant to surrender the Existing Premises. Prior to the date on which Tenant delivers the Existing Premises to Landlord, Tenant shall, at its sole cost and expense, remove all of Tenant’s personal property and removable trade fixtures from the Existing Premises and repair all damage caused by such removal to Landlord’s reasonable satisfaction. Tenant shall deliver the Existing Premises to Landlord in the condition required by Section 21(a) of the Lease. At Landlord’s option, any of Tenant’s personal property, furniture and equipment not removed before such delivery shall be deemed abandoned, and Landlord may remove, store, sell or otherwise dispose of such property at Tenant’s cost in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property, without notice or compensation to Tenant. Tenant hereby forever releases and discharges Landlord and any new tenant that leases the Existing Premises from any and all claims based upon or related to the contention that Tenant has any right to any personal property, removable trade fixtures or other leasehold improvements which are located on or attached to the Existing Premises on the date the Existing Premises is delivered to Landlord. If Tenant holds over in the Existing Premises longer than five (5) business days after the Relocation Space Commencement Date, the holdover provisions in Section 21(b) of the Lease shall apply. From and after the Relocation Space Commencement Date and Tenant’s delivery of the Existing Premises to Landlord, neither Landlord nor Tenant will have any further obligations under the Lease with respect to the Existing Premises, except for obligations that expressly survive the expiration or termination of the Lease, including, without limitation, Tenant’s and Landlord’s indemnification obligations under the Lease. Tenant shall remain obligated to pay Landlord all rents and other amounts due and perform all obligations Tenant is obligated to perform under the Lease with respect to the Existing Premises which accrue or arise on or before the Relocation Space Commencement Date and the date of Tenant’s delivery of the Existing Premises to Landlord in the condition required by the Lease and this Amendment.

8.    Tenant’s Extension Option to extend the Term under the terms of Exhibit “F” of the Lease is modified to provide that such Extension Option and Extension Term, if exercised in accordance with its terms, shall apply solely with respect to the Premises (as redefined hereby to mean the Relocation Space) and any additional space in the Building then leased by Tenant, and as so modified shall continue in full force and effect.

9.    Tenant’s one-time Right of Offer during the Term of the Lease to lease certain space in the Building, on the terms and conditions of Exhibit “G” of the Lease, is hereby modified by deleting all references in Exhibit “G” to space on the fourth (4th) floor of the Building and substituting space on the second (2nd) floor of the Building in place thereof. It is the intention of the parties that Tenant’s Right of Offer shall apply to all leasable space that is located on the same floor (the second (2nd) floor) of the Building as the Relocation Space, or so much thereof as becomes Available Space after the Relocation Space Commencement Date. For avoidance of doubt, the terms of Paragraph A of Exhibit “G” are hereby amended and restated as follows:

A.    Space on the second (2nd) floor, or any part thereof, shall constitute Available Space only upon the expiration of all rights to such space, and Tenant’s rights hereunder shall be subject to all such rights, including, but not limited to (i) any lease currently in effect as of the date of this Amendment with respect to such space, and with respect to any space that is presently unoccupied as of the date of this Amendment subject to the initial lease for such space entered into by Landlord after the date hereof, (ii) any rights of the tenant thereunder to renew or extend such lease, whether existing or granted after the date of this Amendment and any renewal or extension agreed to by Landlord, and (iii) any rights of other tenants with respect to such space which rights were existing or granted before the date of this Amendment. The date following the expiration of all such rights shall be deemed to be the date on which such space becomes available for lease pursuant to Exhibit “G”. Tenant acknowledges and agrees that all space on the second (2nd) floor that is not leased as of the date of this Amendment shall not be deemed to be Available Space, and that such space may be leased to others for such term and rents as may be determined by Landlord in its sole discretion, free and clear of any right or claim by Tenant.

10.    Exhibit “H” of the Lease (captioned Tenant’s Additional Space Needs) is hereby modified as follows: (i) Tenant’s rights respecting Additional Space Needs shall be effective for twenty-four (24) months from the Relocation Space Commencement Date on the terms set forth in Exhibit “H”. Accordingly, Exhibit “H” is hereby modified by deleting all references in Exhibit H to “eighteen (18) months” and replacing them with “twenty-four (24) months” and further modified by replacing references to “Commencement Date” with “Relocation Space Commencement Date”; and (ii) the second sentence in subsection (a) of Exhibit “H” is modified to provide that Tenant’s total rentable square foot space requirements must be no less than 150% and no more than 300% of the rentable square foot size of the Relocation Space originally set forth in this Amendment.

11.    Tenant acknowledges and agrees that Tenant now has no rights or options to renew or extend, terminate, expand, surrender, or rights of offer or refusal with respect to the Premises, the Lease or the term thereof, pursuant to any terms or conditions of the Lease or any exhibit, rider or schedule thereof, except the Extension Option on the terms of Exhibit “F” of the Lease as hereby modified and the Right of Offer on the terms of Exhibit “G” of the Lease as hereby modified by this Amendment.

12.    Effective on the Relocation Space Commencement Date, Section 14(a) of the Lease shall be deleted and Landlord shall have no right thereunder to relocate Tenant from the Relocation Space.

13.    CONFESSION OF JUDGMENT. Tenant hereby acknowledges, affirms and restates the terms and provisions originally set forth in Section 22(b)(v) of the Lease providing for judgment by confession to be entered against Tenant as follows.

SUBSECTION A BELOW CONTAINS WARRANTS OF ATTORNEY AUTHORIZING ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOMEONE ACTING FOR LANDLORD) TO APPEAR FOR, AND CONFESS JUDGMENT(S) AGAINST, TENANT, WITHOUT ANY PRIOR NOTICE (EXCEPT AS EXPRESSLY PROVIDED BY SUBSECTION A) OR AN OPPORTUNITY TO BE HEARD. SUBSECTION A BELOW ALSO PERMITS LANDLORD TO EXECUTE UPON THE CONFESSED JUDGMENT(S) WHICH COULD HAVE THE EFFECT

OF DEPRIVING TENANT OF ITS PROPERTY WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD. TENANT HEREBY ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY REGARDING THE IMPLICATIONS OF THESE PROVISIONS AND TENANT UNDERSTANDS THAT IT IS BARGAINING AWAY SEVERAL IMPORTANT LEGAL RIGHTS. ACCORDINGLY, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER THE CONSTITUTION AND/OR LAWS OF THE UNITED STATES OF AMERICA AND THE COMMONWEALTH OF PENNSYLVANIA TO PRIOR NOTICE AND/OR AN OPPORTUNITY FOR HEARING WITH RESPECT TO BOTH THE ENTRY OF SUCH CONFESSED JUDGMENT(S) AND ANY SUBSEQUENT EXECUTION THEREON. TENANT EXPRESSLY WARRANTS AND REPRESENTS THAT THE FOLLOWING WARRANTS OF ATTORNEY TO CONFESS JUDGMENT HAVE BEEN AUTHORIZED EXPRESSLY BY ALL PROPER ACTION OF THE BOARD OF DIRECTORS OF TENANT. NOTWITHSTANDING ANYTHING CONTAINED IN SUBSECTION A BELOW, THESE SUBSECTIONS AND THE AUTHORITY GRANTED TO LANDLORD THEREIN ARE NOT AND SHALL NOT BE CONSTRUED TO CONSTITUTE A “POWER OF ATTORNEY” AND ARE NOT GOVERNED BY THE PROVISIONS OF 20 Pa.C.S.A. §§5601-5611. FURTHERMORE, AN ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS SHALL NOT HAVE ANY FIDUCIARY OBLIGATION TO THE TENANT AND, WITHOUT LIMITING THE FOREGOING, SHALL HAVE NO DUTY TO: (1) EXERCISE THESE POWERS FOR THE BENEFIT OF THE TENANT, (2) KEEP SEPARATE ASSETS OF TENANT FROM THOSE OF SUCH ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS, (3) EXERCISE REASONABLE CAUTION OR PRUDENCE ON BEHALF OF TENANT, OR (4) KEEP A FULL AND ACCURATE RECORD OF ALL ACTIONS, RECEIPTS AND DISBURSEMENTS ON BEHALF OF TENANT. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT (I) SUCH WARRANTS OF ATTORNEY TO CONFESS JUDGMENT ARE BEING EXECUTED IN CONNECTION WITH A COMMERCIAL TRANSACTION, (II) LANDLORD’S CONFESSION OF JUDGMENT FOLLOWING AN EVENT OF DEFAULT AND IN ACCORDANCE WITH SUCH WARRANTS OF ATTORNEY WOULD BE IN ACCORDANCE WITH TENANT’S REASONABLE EXPECTATIONS, AND (III) LANDLORD DOES NOT AND, IN REGARDS TO THE LEASE, SHALL NOT HAVE ANY OF THE DUTIES TO TENANT SET FORTH IN 20 PA C.S.A. §5601.3(b).

A.    CONFESSION OF JUDGMENT FOR POSSESSION. TENANT COVENANTS AND AGREES THAT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR IF THIS LEASE IS TERMINATED OR THE LEASE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF ARE TERMINATED OR EXPIRE, AND NOT LESS THAN FIVE (5) DAYS’ PRIOR WRITTEN NOTICE OF LANDLORD’S INTENT TO CAUSE JUDGMENT TO BE ENTERED PURSUANT TO THIS SUBSECTION A HAS BEEN GIVEN BY OR ON BEHALF OF LANDLORD TO TENANT, THEN LANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE PREMISES TO BE ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOME ONE ACTING FOR LANDLORD) IN ANY ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE PREMISES TO APPEAR FOR TENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE PREMISES AGAINST TENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER TENANT, AND THEREUPON A WRIT

OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (II) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES INCLUDING APPEARING FOR TENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE PREMISES AS HEREINBEFORE SET FORTH.

B.    Proceedings. In any procedure or action to enter judgment by confession pursuant to Subsection A above: (a) if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the Event of Default or occurrence of the condition precedent, or event, the happening of which default, occurrence or Event of Default authorizes and empowers Landlord to cause the entry of judgment(s) by confession, such affidavit or averment shall be conclusive evidence of such facts, Events of Default, occurrences, conditions precedent or events; and (b) if a true copy of this Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom, or practice to the contrary notwithstanding.

C.    Waivers by Tenant of Errors and Notice to Quit. Tenant hereby releases to Landlord and to any attorneys who may appear for Landlord all errors in any procedure(s) or action(s) to enter judgment(s) by confession by virtue of the warrants of attorney contained in this Lease, and all liability therefor. Tenant further authorizes the prothonotary, or any clerk of any court of record to issue a writ of execution or other process. If proceedings shall be commenced to recover possession of the Premises either at the end of the Lease Term or sooner termination of this Lease, or for non-payment of Rent or for any other reason, Tenant specifically waives the right to the fifteen (15) or thirty (30) days’ notice to quit required by 68 P.S. §250.501, as amended, and agrees that notice under either Pa.R.C.P. 2973.2 or Pa.R.C.P. 2973.3, as amended from time to time, shall be sufficient in either or any such case.

D.    Rights of Assignee of Landlord. The right to enter judgment(s) against Tenant by confession and to enforce all of the other provisions of this Lease may at the option of any assignee of this Lease, be exercised by any assignee of the Landlord’s right, title and interest in this Lease in his, her or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.

14.    Tenant represents and warrants to Landlord and Landlord represents and warrants to Tenant that no broker brought about this transaction, except that Cushman & Wakefield LLC represented Tenant and Avison Young represented Landlord in connection with entering into this Amendment, and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any other broker (based on any assertion that Tenant dealt with, engaged as Tenant’s representative or otherwise agreed to pay or cause to be paid such other broker) arising out of or in connection with negotiations of, or entering into, this Amendment and Landlord agrees to indemnify and hold Tenant harmless from any and all claims of any other broker (based on the assertion that Landlord dealt with, engaged as Landlord’s representative or otherwise agreed to pay or cause to be paid such other broker) arising out of or in connection with negotiations of, or entering into, this Amendment.

15.    Tenant hereby represents to Landlord that to Tenant’s knowledge (i) there exists no default under the Lease either by Tenant or Landlord; (ii) Tenant is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease.

16.    Notwithstanding anything to the contrary, Landlord’s obligations to Tenant with respect to the Relocation Space are contingent in all respects upon Landlord obtaining (i) a written agreement with Adheris, LLC (the “Existing Tenant”) to terminate the Existing Tenant’s lease for the Relocation Space and (ii) possession of the Relocation Space from the Existing Tenant, on terms acceptable to Landlord in its absolute sole discretion, by on or before December 14, 2018. If Landlord is unable to obtain such agreement and to recover possession of the Relocation Space by such date, Landlord shall have no liability to Tenant with respect thereto and each of Landlord and Tenant shall have the right to rescind this Amendment by delivering written notice thereof to the other party. In the event of such rescission of this Amendment, neither Landlord nor Tenant will have any further liabilities, rights or obligations to each other under this Amendment, except for those that expressly survive the Lease and/or this Amendment according to its terms (including the parties’ respective indemnification obligations with respect to the Relocation Space). This right of rescission shall be in effect until, and shall terminate automatically and without need for further notice or confirmation by the parties upon, the date that (a) Landlord gives Tenant written notice (which may be provided by e-mail) that Landlord has (1) obtained a written agreement with the Existing Tenant to terminate the Existing Tenant’s lease for the Relocation Space and (2) obtained possession of the Relocation Space from the Existing Tenant, and (b) Tenant has delivered to Landlord this Amendment duly executed by Tenant and Landlord has delivered to Tenant this Amendment duly executed by Landlord. Subject as aforesaid, Landlord will deliver the Relocation Space to Tenant with all of the furniture left in the Relocation Space by the Existing Tenant as of the date Landlord obtains possession of the Relocation Space from the Existing Tenant, such furniture to be delivered in “AS-IS” and “WHERE-IS” condition, without representation or warranty by Landlord or any of Landlord’s employees, agents or representatives. This provision shall be deemed a quitclaim bill of sale from Landlord to Tenant transferring all of Landlord’s right, title and interest, if any, in such furniture as may be left in the Relocation Space by the Existing Tenant as of the date Landlord obtains possession of the Relocation Space from the Existing Tenant.

17.    This Amendment contains the entire agreement between the parties with respect to the modification of the Lease and supersedes and replaces any prior agreement and understandings between the parties, either oral or written, concerning this Amendment. Except as expressly amended herein, the Lease shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

18.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

19.    Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Amendment or make any claim that the Lease or this Amendment is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

20.    This Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement. Both parties expressly agrees that if the signature of Landlord and/or

Tenant on this Amendment not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands the date and year first above written, and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Amendment.

Landlord: Sentry KPG III, L.P., a Pennsylvania limited partnership

	By:	Sentry KPG III GP, LLC, a Delaware limited liability company, its general partner

Witness: /s/ Chad Garber	By:	/s/ Rich Gottlieb
Name (printed):Chad Garber	Name: Rich Gottlieb
Title: President

Tenant: Achillion Pharmaceuticals, Inc., a Delaware corporation

Attest/Witness:

/s/ Martha E. Manning	By:	/s/ Mary Kay Fenton
Name (printed): Martha E. Manning	Print Name: Mary Kay Fenton
Title: EVP & CFO

STATE/COMMONWEALTH OF	:
:ss.
COUNTY OF New Haven	:

On this, the 28th day of November, 2018, before me, a Notary Public in and for the State/Commonwealth of Connecticut, personally appeared Mary Kay Fenton, who acknowledged himself/herself to be the CFO of Achillion Pharmaceuticals, Inc., a corporation and that as such CFO, and being authorized to do so, he/she executed the foregoing instrument on behalf of such corporation for the purposes therein.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Keri Lantz
Notary Public
My Commission Expires: November 30, 2019

EXHIBIT “A”

RELOCATION SPACE

EXHIBIT “B”

WORK LETTER

THIS EXHIBIT “B” is attached to and made part of that certain Amendment to Lease between Sentry KPG III, L.P., a Pennsylvania limited partnership, as Landlord, and Achillion Pharmaceuticals, Inc., a Delaware corporation, as Tenant (the “Amendment”). The terms used in this Exhibit “B” shall have the same definitions as set forth in the Amendment except as otherwise expressly set forth herein. For avoidance of doubt, all references in this Exhibit “B” to the Premises shall mean the Relocation Space as described in the Amendment. The provisions of this Exhibit “B” shall prevail over any inconsistent or conflicting provision of the Amendment.

B-1.    Description of Improvements. Subject to the terms and provisions of this Work Letter, Landlord shall, at Landlord’s expense, construct certain improvements on or about the Premises (the “Work”) in accordance with those plans and specifications attached hereto as Schedule 1 and incorporated herein by this reference. Tenant hereby approves the plans and specifications attached as Schedule 1.

B-2.    Final Plans. The plans and specifications referenced in Schedule 1 are hereinafter referred to as the “Final Plans” for purposes of this Exhibit “B”.

B-3.    Intentionally Omitted.

B-4.    Completion of Work and Relocation Space Commencement Date.

(a)    Landlord and Tenant agree that the Relocation Space Commencement Date shall be determined as set forth in Section 3 of the Amendment.

(b)    The term “Substantial Completion” (or “Substantially Complete” or similar terms used with respect to completion of the Work) shall mean (i) that state of completion of the Work which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Premises for its intended purposes without material interference to the customary business activities of Tenant by reason of the completion of the Work and (ii) the issuance of a permanent or temporary use and occupancy certificate for the Premises by the local municipality. The Work shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Premises or the conduct of its business therein. Tenant, at Tenant’s sole cost and expense, shall be responsible for moving and installing all of Tenant’s furniture, trade fixtures and equipment, and installing all data and telecommunications wiring and cabling in the Premises, in accordance with the requirements of the Lease concerning work and alterations to be performed by Tenant.

(c)    On the Relocation Space Commencement Date, it shall be presumed (subject to rebuttal) that all Work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of, the Lease and this Amendment. The foregoing presumption shall not apply, however, to Punch List items, which Landlord agrees it shall complete with reasonable speed and diligence. The punch list identifying all items of the Work by Landlord which Tenant has determined by reasonable visual inspection have not been completed substantially in accordance with the approved plans (the “Punch List”), must be delivered to Landlord, in writing, within seven (7) days after the Relocation Space Commencement Date. If Tenant fails to deliver such Punch List within this time period, such failure shall be deemed to be an irrevocable waiver by Tenant of its right to require the correction of any Work, except for latent defects not known to Tenant and not reasonably discoverable within such time period.

If Tenant timely delivers the Punch List, Landlord will correct all Punch List items within a reasonable time commencing promptly after receipt of the Punch List. In addition, Landlord will correct all latent defects in the Work within a reasonable time commencing promptly after Landlord’s receipt of written notice from Tenant specifying such latent defects, provided such notice is received by Landlord no later than one (1) year after the Relocation Space Commencement Date.

(d)    Tenant is permitted entry to the Relocation Space (i) commencing approximately fifteen (15) business days prior to the Relocation Space Commencement Date (as reasonably estimated by Landlord) for the purpose of installing Tenant’s furniture, trade fixtures and equipment, (ii) from and after the date of the parties’ execution of the Amendment and Landlord’s having obtained possession of the Relocation Space from the Existing Tenant, for the purposes of (1) allowing up to six (6) employees of Tenant to work in the Relocation Space, during normal business hours, in the areas designated by Landlord from time to time and (2) installing Tenant’s telecommunications wiring and cabling, and (iii) any other purpose permitted by Landlord, in each and every event on and subject to the terms and conditions hereof. Any and all such early entry, use and occupancy by Tenant and Tenant’s Agents will be subject to the work schedules of Landlord and its contractors. Tenant and Tenant’s Agents shall not cause or permit any damage to the Work in connection with Tenant’s early entry, and Tenant shall pay to Landlord, upon demand, all costs of correcting, repairing and restoring any damage caused by Tenant and Tenant’s Agents. The early entry will be at Tenant’s sole risk and will be subject to all the terms and provisions of the Lease and this Amendment as though the Relocation Space Commencement Date had occurred, except for the payment of Rent, and except that Landlord shall not be obligated to Maintain the Relocation Space or to provide services described in Section 7 of the Lease or otherwise under the Lease with respect to the Relocation Space, until the Relocation Space Commencement Date. Tenant, its agents and employees, will not interfere with or delay Landlord’s Work, if any, or any other work by Landlord or Landlord’s contractors, subcontractors and employees at the Building. Tenant shall indemnify Landlord against any injury, loss or damage which may occur to any person or to any of the work in the Premises or in the Building, and to any personal property therein, by reason of Tenant’s early entry, all of which shall be at Tenant’s sole risk. All personal property of Tenant and Tenant’s Agents left at the Premises or the Property before the Relocation Space Commencement Date shall be at the Tenant’s sole risk, and Landlord shall not be responsible or liable for any security nor for any loss, theft or damage thereof. Prior to early entry by Tenant, Tenant shall provide Landlord with proof of insurance coverage required of Tenant by the Lease. Landlord has the right to impose additional conditions on Tenant’s early entry that Landlord, in its reasonable discretion, deems appropriate, and Landlord will have the right to require that Tenant execute an early entry agreement containing those conditions prior to Tenant’s early entry.

B-5.    Construction; Changes. The Final Plans agreed upon by Landlord and Tenant shall be submitted by Landlord or Landlord’s contractor to the local governmental body for plan checking and the issuance of a building permit, if required. Landlord, with Tenant’s cooperation, shall cause to be made to the Final Plans any changes necessary to obtain any required building permit. Landlord’s obligation to prepare the Premises for Tenant’s occupancy is limited to the completion of the Work set forth in the Final Plans attached hereto as Schedule 1. Landlord shall not be required to furnish, construct or install any items not shown thereon. After final approval of the Final Plans by applicable governmental authorities, if required, no further changes may be made thereto without the prior written approval of both Landlord and Tenant. If Tenant, however, requests in writing any change, addition or alteration (“Changes”) in the Final Plans or in the construction of the Work, and, if Landlord approves the proposed Changes, Landlord shall notify Tenant of the cost to perform the Changes and Tenant shall pay to Landlord such cost to perform such Changes plus an amount equal to twenty percent (20%) of such cost before Landlord shall perform the Changes. Notwithstanding the foregoing, Landlord shall have the right to substitute materials and finishes of like kind and quality to those specified in the Final Plans if such items are unavailable, or are unavailable at commercially reasonable cost or within the time required to avoid delay in the substantial completion of the

Work. Any delay caused by Tenant’s request for any Changes or from the construction of any Changes shall not, in any event, delay the Relocation Space Commencement Date, which shall occur on the date it would have occurred but for such Changes. After a building permit for the Work is issued, if a building permit is required, Landlord shall cause its contractor to begin construction of the Work in accordance with the Final Plans. Landlord shall supervise the completion of the Work and cause its contractor to diligently pursue substantial completion of the Work. The Work shall be the property of Landlord and shall remain upon and be surrendered with the Property upon the expiration of the Term.

B-6.    Tenant’s Work. Landlord’s obligation to prepare the Premises for Tenant’s occupancy is limited to the completion of the Work set forth in the plans and specifications attached hereto as Schedule 1 or in the Final Plans. Landlord shall not be required to furnish, construct or install any items not shown thereon. Tenant shall be responsible for and shall pay all of the costs of Tenant’s furniture, fixtures, equipment, all telecommunications and data wiring and cabling and any chases, risers, drops and outlets relating thereto, and all other improvements and alterations desired by Tenant, in accordance with applicable provisions of the Lease, subject to Landlord’s prior approval of all such installations.

B-7.    Tenant’s Representative. Tenant has designated Ky Nam-Wortman and Kevin Walsh as its sole representatives with respect to the matters set forth in this Exhibit “B”, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Exhibit “B”.

B-8.    Landlord’s Representative. Landlord has designated Kim Tiger and Gregory Kane as its sole representatives with respect to the matters set forth in this Exhibit “B”, each of whom, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Exhibit “B”.

B-9.    Other Delays. Any delay in the construction of the Work caused by “Tenant Delay” including any one or more of the following: (i) Tenant’s request for materials, finishes or installations other than the standard materials, finishes, or installations provided by Landlord from time to time in its sole discretion, or (ii) Tenant’s failure to timely prepare and submit any plans, specifications and construction drawings for Landlord’s review, or to timely review and approve any plans, specifications and construction drawings submitted by Landlord, within the time specified in this Exhibit “B”, or (iii) any delays in obtaining governmental approvals, permits or licenses with respect to any of the Work (including delays due to rejection and necessary modifications of any documents submitted for review) due to any failure of plans, specifications and construction drawings prepared or modified by Tenant or Tenant’s Agents to comply with applicable laws, codes or governmental requirements, (iv) Tenant’s failure to timely install its furniture, trade fixtures, equipment, wiring and cabling, or any other work or improvements for which Tenant is responsible, or (v) any other delay requested or caused by Tenant or Tenant’s Agents, shall not, in any event, delay the Relocation Space Commencement Date, which shall occur on the date it would have occurred but for such Tenant Delay.

SCHEDULE 1

TO

WORK LETTER

PLANS AND SPECIFICATIONS

The Work to be provided by Landlord consists of the following:

a.	Repair and replace all damaged ceiling tiles with matching tiles in the Relocation Space.

b.	Repair ceiling leak and repair wall and ceiling in back corner windowless office.

c.	Replace all light bulbs as needed for proper functioning and consistent lighting in the Relocation Space.

d.	Patch and repair walls as needed to prepare for painting in the Relocation Space.

e.

Paint all of the walls within the Relocation Space with white paint, and paint door trim and a few colored accent walls and columns in to be determined areas in the Relocation Space, using Building-standard paints. Colors to be determined by Tenant.

f.	Carpet all of the floors in the Relocation Space with Building-standard carpet.

g.	Polish all VCT tile floors in the Relocation Space.

h.	Replace cove base in the Relocation Space to match carpet. Colors to be determined by Tenant.

i.	Replace all of the existing floor tiles in the reception area floor in the Relocation Space with new luxury vinyl tile (LVT) to be selected by the Tenant.

j.	Remove former tenant’s signage and repair the wall area affected by such removal in the Relocation Space.

k.	Provide new lobby directory and suite signage identifying Tenant as the tenant of the Relocation Space in accordance with Section 11 (Signs) of the Lease.

l.	Clean the Relocation Space, consistent with Landlord’s standard janitorial services under Exhibit “D” of the Lease.

m.	All Building Systems serving the Relocation Space shall be in good operating condition and repair as of the Relocation Space Commencement Date.

All of the materials and finishes used in the Work shall be consistent with the standards and specifications for tenant improvements at the Building established by Landlord (the “Standards”), subject to Tenant’s selections of colors and materials for paint and carpet finishes included in the Work from Landlord’s Building-standard offerings packages. If such selections by Tenant have not been previously submitted to Landlord in writing, Tenant shall cause its representative to meet with Landlord’s representative promptly after the date of this Amendment to make such selections.

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